SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2005

TRANSMERIDIAN EXPLORATION, INC.

(Exact Name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 999-9091

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Transmeridian Exploration Incorporated (the “Company”), through its 50%-owned subsidiary JSC Caspi Neft TME, has received notice from its bank in Kazakhstan that the due dates for payments of principal and interest under its primary credit facility have been extended until the regularly scheduled payment dates falling on or after October 18, 2005. Approximately $8.0 million of principal and interest that had become due through August 31, 2005 had not been paid. Payments of additional interest and principal of approximately $2.7 million were scheduled to become due in September 2005. The Company has received a proposal to refinance the existing bank debt in its entirety and expects to complete the refinancing by mid-October 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transmeridian Exploration Incorporated (Registrant)

Date: September 9, 2005	By:	/s/ EARL W. MCNIEL
Earl W. McNiel
Vice President, Chief Financial Officer